Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

OvaScience Announces Third Quarter Fiscal 2012 Financial Results

CAMBRIDGE, Mass. — November 13, 2012  — OvaScienceSM, (OTCBB: OVSC), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, today reported financial results for the quarter ended September 30, 2012, and highlighted the Company’s recent progress and plans.

“We have completed our transition to a public company now that our common stock is trading, and we have appointed another independent Director to the Board,” said Michelle Dipp, M.D., Ph.D., Chief Executive Officer and Co-Founder of OvaScience. “We continue to progress our egg precursor cell technology platform and strengthen relationships with the key opinion leaders in infertility.”

Recent Accomplishments

•                  Commenced trading of OvaScience’s common stock on the Over the Counter (OTC) Bulletin Board and the OTC Market Group’s OTC Link quotation system under the ticker symbol “OVSC.”

•                  Appointed Tom Malley to the Board of Directors, bringing additional healthcare industry expertise from his 16 years at Janus Mutual Fund, where he also founded and managed the Janus Global Life Sciences Fund.

•                  Hosted a scientific symposium during the Annual Meeting of the American Society for Reproductive Medicine (ASRM), which featured presentations by leaders in the field of infertility regarding how advances in bioenergetics and egg quality can lead to better outcomes for patients.

•                  Completed final process optimization for the identification and purification of egg precursor cells (EggPCSM) in preparation for the AUGMENTSM study. AUGMENT is designed to improve egg quality and increase the success of in vitro fertilization.

Third Quarter 2012 Financial Results

Net loss for the three months ended September 30, 2012 was $3.1 million, or $0.42 per share, as compared to net loss of $0.8 million, or $0.89 per share, for the three months ended September 30, 2011. Net loss includes stock-based compensation expense of $0.3 million and $30,000 for the third quarter of 2012 and 2011, respectively.

Research and development expense for the three months ended September 30, 2012 was $1.6 million, compared to $0.4 million for the same period in 2011. The $1.2 million increase was driven primarily by an additional $0.4 million for personnel costs, including stock-based compensation of $0.2 million, an increase of $0.7 million in contract research organization expense to support the development of AUGMENT, and an increase of $0.1 million for other research and development expenses, including license fee expense and laboratory supplies.

General and administrative expense for the quarter ending September 30, 2012 was $1.5 million, as compared to $0.4 million for the same period in 2011. The $1.1 million increase was primarily due to an additional $0.3 million for personnel costs, including stock-based compensation of $44,000, an increase of $0.5 million in professional fees primarily related to legal and accounting fees associated with becoming a publicly traded company, an increase of $0.2 million in market research analysis and professional fees, and an increase of $0.1 million in other general and administrative expenses, including occupancy costs and consulting fees.

As of September 30, 2012, OvaScience had cash, cash equivalents and investments of $35.1 million, compared to $4.5 million on December 31, 2011.

About OvaScience

OvaScience (OTCBB: OVSC) is a life sciences company focused on the discovery, development and commercialization of new treatments for infertility. The Company’s patented technology is based on the discovery of egg precursor cells (EggPCSM), which are found in the ovaries. By applying proprietary technology to identify and purify EggPCs, AUGMENTSM aims to improve egg quality and increase the success of in vitro fertilization (IVF). OvaScience’s team of scientists, physicians and advisers includes recognized leaders in the field of reproductive medicine. For more information, please visit www.ovascience.com.

Forward-Looking Statements

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s product candidates, including AUGMENT. Any statements in this release about our strategy, plans, prospects and future expectations, financial position and operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “aim,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: our expectations regarding the regulatory approvals required for AUGMENT; the science underlying our two product candidates, which is unproven; our ability to obtain, maintain and protect intellectual property utilized by our products;  our ability to obtain additional funding to support our activities; our dependence on third parties; the successful development of, and ability to obtain regulatory approval for, our product candidates; competition from others; and our short operating history; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q. The forward-looking statements contained in this presentation reflect our current views with respect to future events.  We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Contact:

Theresa McNeely

Head of Corporate Communications

OvaScience, Inc.

tmcneely@ovascience.com

617-299-7356

OvaScience, Inc.

(A development stage company)

Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended, September 30,	Three Months Ended, September 30,	Nine Months Ended, September 30,	Period from April 5, 2011 (inception) to September 30,	Period from April 5, 2011 (inception) to September 30,
	2012	2011	2012	2011	2012
Operating expenses:
Research and development	$1,595	$404	$3,892	$404	$5,062
General and administrative	1,525	370	5,428	780	6,882
Total operating expenses	3,120	774	9,320	1,184	11,944
Loss from operations	(3,120)	(774)	(9,320)	(1,184)	(11,944)
Interest income	2	—	2	—	2
Net loss	(3,118)	(774)	(9,318)	(1,184)	(11,942)
Accretion of convertible preferred stock to redemption value	$—	$101	$—	$101	$101
Net loss applicable to common stockholders	$(3,118)	$(875)	$(9,318)	$(1,285)	$(12,043)
Net loss per share applicable to common stockholders—basic and diluted	$(0.42)	$(0.89)	$(2.69)	$(1.69)	$(5.47)
Weighted average number of common shares used in net loss per share applicable to common stockholders—basic and diluted	7,438	979	3,460	759	2,202
Comprehensive loss	$(3,118)	$(774)	$(9,318)	$(1,184)	$(11,942)

OvaScience, Inc.

(A development stage company)

Condensed Balance Sheets

(Unaudited)
(In thousands, except share and per share data)

	As of
	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$35,119	$4,541
Prepaid expenses and other current assets	460	44
Total current assets	35,579	4,585
Property and equipment, net	654	—
Other assets	93	—
Total assets	$36,326	$4,585
Liabilities, preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,069	$276
Accrued expenses	845	399
Total current liabilities	1,914	675
Other non-current liabilities	—	87
Total liabilities	1,914	762
Series A convertible preferred stock		6,200

Total stockholders’ equity (deficit)	34,412	(2,377)
Total liabilities, preferred stock and stockholders’ equity (deficit)	$36,326	$4,585

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